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                                                                    Exhibit 24.1
                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael W. Wright, John P. Breedlove and William E. McDonald, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8, and any and all amendments (including post-effective amendments) thereto, relating to the issuance of an aggregate of 120,000 shares of Common Stock of SUPERVALU INC. pursuant to the Cub Foods Retail Clerks 401-K Plan, as amended, the SUPERVALU Pittsburgh Division Union 401(k) Plan for Local 30 Collective Bargaining Associates, as amended, the Pittsburgh Division Profit Sharing Plan, as amended, the Wetterau Incorporated Moneybuilder Plan and Trust for Collective Bargaining Employees, as amended, and the SUPERVALU Retail Operations Profit Sharing and Super Saver Plan Trust Agreement, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Dated:  February 10, 1999

                                          /s/ Richard L. Knowlton
-----------------------------             -----------------------------------
Herman Cain                               Richard L. Knowlton



                                          /s/ Charles M. Lillis
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Lawrence A. Del Santo                     Charles M. Lillis



/s/ Edwin C. Gage                         /s/ Harriet Perlmutter
-----------------------------             -----------------------------------
Edwin C. Gage                             Harriet Perlmutter



/s/ William A. Hodder                     /s/ Steven S. Rogers
-----------------------------             -----------------------------------
William A. Hodder                         Steven S. Rogers



/s/ Garnett L. Keith, Jr.                 /s/ Carole F. St. Mark
-----------------------------             -----------------------------------
Garnett L. Keith, Jr.                     Carole F. St. Mark